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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-3 (No. 333-84307), (ii) Form S-4 (SEC File No. 333-91463), (iii) Form S-8 (SEC File No. 333-70145), (iv) Form S-8 (SEC File No.
333-79331), (v) Form S-8 (SEC File No. 333-95505) of EarthWeb Inc. of our report dated February 7, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 31, 2001